Michael Johnson & Co., LLC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado  80237
Michael B. Johnson C.P.A.                                Telephone:(303)796-0099
Member: A.I.C.P.A.                                       Fax:(303) 796-0137
Colorado Society of C.P.A.s



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Re: WorldTeq Group International, Inc
    Commission File #000-27243



Gentleman:

     We have read and agree with the comments in Item 4 of the Form 8-K of WorldTeq Group International, Inc. dated March 11, 2002.





                      -----------------------------------
                      /s/  Michael Johnson & Company LLC



Denver, Colorado
March 11, 2002



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